BOARD SERVICES AGREEMENT

This BOARD SERVICES AGREEMENT (the "Agreement") is made by and between FREIGHT APP, INC., a Delaware corporation ("Company") and Marc Urbach ("Director"), as of December 1, 2021.

1. Appointment as Board Member. Director hereby agrees to serve as a member of the Board of Directors of the Company (the "Board") until his successor is duly elected and qualified, unless this Agreement is terminated earlier due to Director's resignation or removal in accordance with the Company's governing documents and applicable law. As a Board member, Director will provide the following services to the Company: (a) participate in regularly scheduled and special Board and committee meetings; (b) meet or otherwise confer with Company executives on an active and regular basis as requested by the Chief Executive Officer, Chief Financial Officer and/or Chairman of the Board; (c) serve as a member of Board committees as needed; and (d) provide such other services, and perform such duties, as are customary and appropriate for Board members.

2. Compensation. In connection with Director's continuing service as a director and subject to approval by the Board, the Company shall: (a) provide Director with cash compensation of $20,000, per annum, paid quarterly; and (b), so long as Director continues to serve as a director of the Company through each grant date, issue to Director an annual restricted stock grant (each an "RS Grant") for such number of the Company's Common Stock as equals $20,000 on the respective grant date, to be determined as follows:

   a. For the RS Grant for the first year of the Term ("Initial Grant"), the number of shares in the Initial Grant will be determined by dividing $20,000 by the Applicable Per Share Merger Consideration for Company Common Stock ("APSMC") as specified in the Merger Agreement by and among Hudson Capital Inc., Hudson Capital Merger Sub I Inc., Hudson Capital Merger Sub II Inc., the Company and ATW Master Fund II, L.P., as it may be amended from time to time. The Initial Grant will be made as soon as practicable after the APSMC is finalized.

   b. The RS Grants in subsequent years of the Term ("Subsequent Grants") will be made on each subsequent anniversary of the grant date of the Initial Grant. The number of shares in each Subsequent Grant will be determined by dividing $20,000 by the closing share price of a share of the Common Stock of the Company (or its successor) on the grant date of each Subsequent Grant.

Subject to the Director's continued service on the Board through each vesting date, each RS Grant shall vest in equal monthly installments on the same day of the month as the grant date for such RS Grant over the course of one year. The RS Grants will be subject to the terms and conditions set forth in the Company's 2018 Stock Incentive Plan, as it may be amended from time to time, and in the grant agreement pursuant to which each RS Grant is made.

3. Business Expenses. In the event travel is required related to Board obligations, the Company will reimburse Director for reasonable travel and other incidental expenses approved by the Company, so long as Director provides the Company with appropriate receipts or other relevant documentation.

4. Indemnification. Director will be entitled to indemnification for Board service in accordance with the Company's governing documents and its standard form of indemnification agreement (a copy of which will be provided to Director).

5. Amendment and Termination. This Agreement may be amended or modified by the written consent of Company and Director. The term of this Agreement will start on the date first written above and shall automatically terminate on the termination of the Director's appointment in accordance with Section 1 ("Term"). Upon the expiry of the Term, (i) Director will resign in writing as a director of the Company and of any subsidiary of the Company, and Director irrevocably authorizes any other director of the Company as Director's attorney in Director's name and on Director's behalf to sign all documents and do all things necessary to give effect to this, and (ii) Director will surrender to an authorized representative of the Company all correspondence, documents (including, without limitation, Board minutes and Board papers), copies thereof and other Company property.

6. Governing Law. This Agreement shall be governed in all respects by the laws of Delaware and the courts of Delaware shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.

7. Counterparts. This Agreement may be executed by facsimile or other reliable electronic means and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

[Signature page to follow]

DocuSign Envelope ID: F9A72802-CD82-4EE8-AC55-91DBB4CB8B13

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FREIGHT APP, INC.	DIRECTOR
By: DocuSigned by: Javi Selgas C6C28A57828C488...	[signature]
Name: Javi Selgas	Name: Marc Urbach
Title: Chief Executive Officer	

BOARD SERVICES AGREEMENT

This BOARD SERVICES AGREEMENT (the "Agreement") is made by and between FREIGHTHUB, INC., a Delaware corporation ("Company") and NICK ADLER ("Director"), as of September 30, 2020.

1. Appointment as Board Member. Director hereby agrees to serve as a member of the Board of Directors of the Company (the "Board") until his successor is duly elected and qualified, unless this Agreement is terminated earlier due to Director's resignation or removal in accordance with the Company's governing documents and applicable law. As a Board member, Director will provide the following services to the Company: (a) participate in regularly scheduled and special Board and committee meetings; (b) meet or otherwise confer with Company executives on an active and regular basis as requested by the CEO and/or Chairman of the Board; (c) serve as a member of Board committees as needed; and (d) provide such other services, and perform such duties, as are customary and appropriate for Board members.

2. Compensation. In connection with Director's continuing service as a director and subject to approval by the Board, the Company shall: (a) provide Director with cash compensation of $20,000, per annum, paid quarterly; and (b), so long as Director continues to serve as a director of the Company through each grant date, issue to Director an annual restricted stock grant (each an "RS Grant") for such number of the Company's Common Stock as equals $20,000 on the respective grant date, to be determined as follows:

   a. For the RS Grant for the first year of the Term ("Initial Grant"), the number of shares in the Initial Grant will be determined by dividing $20,000 by the Applicable Per Share Merger Consideration for Company Common Stock ("APSMC") as specified in the Merger Agreement by and among Hudson Capital Inc., Hudson Capital Merger Sub I Inc., Hudson Capital Merger Sub II Inc., the Company and ATW Master Fund II, L.P., as it may be amended from time to time. The Initial Grant will be made as soon as practicable after the APSMC is finalized.

   b. The RS Grants in subsequent years of the Term ("Subsequent Grants") will be made on each subsequent anniversary of the grant date of the Initial Grant. The number of shares in each Subsequent Grant will be determined by dividing $20,000 by the closing share price of a share of the Common Stock of the Company (or its successor) on the grant date of each Subsequent Grant.

Subject to the Director's continued service on the Board through each vesting date, each RS Grant shall vest in equal monthly installments on the same day of the month as the grant date for such RS Grant over the course of one year. The RS Grants will be subject to the terms and conditions set forth in the Company's 2018 Stock Incentive Plan, as it may be amended from time to time, and in the grant agreement pursuant to which each RS Grant is made.

3. Business Expenses. In the event travel is required related to Board obligations, the Company will reimburse Director for reasonable travel and other incidental expenses approved by the Company, so long as Director provides the Company with appropriate receipts or other relevant documentation.

4. Indemnification. Director will be entitled to indemnification for Board service in accordance with the Company's governing documents and its standard form of indemnification agreement (a copy of which will be provided to Director).

5. Amendment and Termination. This Agreement may be amended or modified by the written consent of Company and Director. The term of this Agreement will start on the date first written above and shall automatically terminate on the termination of the Director's appointment in accordance with Section 1 ("Term"). Upon the expiry of the Term, (i) Director will resign in writing as a director of the Company and of any subsidiary of the Company, and Director irrevocably authorizes any other director of the Company as Director's attorney in Director's name and on Director's behalf to sign all documents and do all things necessary to give effect to this, and (ii) Director will surrender to an authorized representative of the Company all correspondence, documents (including, without limitation, Board minutes and Board papers), copies thereof and other Company property.

6. Governing Law. This Agreement shall be governed in all respects by the laws of Delaware and the courts of Delaware shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.

7. Counterparts. This Agreement may be executed by facsimile or other reliable electronic means and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FREIGHTHUB, INC.

By: DocuSigned by: Javi Selgas C6C28A57828C488...

Name: Javi Selgas

Title: Chief Executive Officer

DIRECTOR

DocuSigned by: Nick Adler 89500508450E46B...

Name: Nick Adler

DocuSign Envelope ID: 4E7CF9CC-885F-45D1-A8B2-D7019D47B97E

FREIGHTHUB, INC. INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the "**Agreement**") is made and entered into as of March 3, 2021, by and between FreightHub, Inc., a Delaware corporation (the "**Company**") and William Samuels ("**Indemnitee**").

WITNESSETH THAT:

WHEREAS, highly competent persons have become more reluctant to serve corporations as directors or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation; and

WHEREAS, the Board of Directors of the Company (the "**Board**") has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among United States-based corporations and other business enterprises, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Bylaws and Certificate of Incorporation of the Company require indemnification of the officers and directors of the Company. Indemnitee may also be entitled to indemnification pursuant to the General Corporation Law of the State of Delaware ("**DGCL**"). The Bylaws and Certificate of Incorporation and the DGCL expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification; and

WHEREAS, the uncertainties relating to such insurance and to indemnification have increased the difficulty of attracting and retaining such persons; and

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company's stockholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future; and

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and

WHEREAS, this Agreement is a supplement to and in furtherance of the Bylaws and Certificate of Incorporation of the Company and any resolutions adopted pursuant thereto, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder; and

WHEREAS, Indemnitee does not regard the protection available under the Company's Bylaws and Certificate of Incorporation and insurance as adequate in the present circumstances, and may not be willing to serve as an officer or director without adequate protection, and the Company desires Indemnitee to serve in such capacity. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he be so indemnified; and

;

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NOW, THEREFORE, in consideration of Indemnitee's agreement to serve as a director from and after the date hereof, the parties hereto agree, as follows:

1. Indemnity of Indemnitee. The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent permitted by law, as such may be amended from time to time. In furtherance of the foregoing indemnification, and without limiting the generality thereof.

(a) Proceedings Other Than Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section l(a) if, by reason of his Corporate Status (as hereinafter defined), the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding (as hereinafter defined) other than a Proceeding by or in the right of the Company. Pursuant to this Section 1(a), Indemnitee shall be indemnified against all Expenses (as hereinafter defined), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him, or on his behalf, in connection with such Proceeding or any claim, issue or matter therein, if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal Proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

(b) Proceedings by or in the Right of the Company. Indemnitee shall be entitled to the rights of indemnification provided in this Section 1(b) if, by reason of his Corporate Status, the Indemnitee is, or is threatened to be made, a party to or participant in any Proceeding brought by or in the right of the Company. Pursuant to this Section 1(b), Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by the Indemnitee, or on the Indemnitee's behalf, in connection with such Proceeding if the Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; provided, however, if applicable law so provides, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which Indemnitee shall have been adjudged to be liable to the Company unless and to the extent that the Court of Chancery of the State of Delaware shall determine that such indemnification may be made.

(c) Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, he shall be indemnified to the maximum extent permitted by law, as such may be amended from time to time, against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.

2. Additional Indemnity. In addition to, and without regard to any limitations on, the indemnification provided for in Section 1 of this Agreement, the Company shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf if, by reason of his Corporate Status, he is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee. The only limitation that shall exist upon the Company's obligations pursuant to this Agreement shall be that the Company shall not be obligated to make any payment to Indemnitee that is finally determined (under the procedures, and subject to the presumptions, set forth in Sections 6 and 7 hereof) to be unlawful.

3. Contribution.

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(a) Whether or not the indemnification provided in Sections 1 and 2 hereof is available, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee.

(b) Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of Expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, from the transaction or events from which such action, suit or proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the transaction or events that resulted in such expenses, judgments, fines or settlement amounts, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary and the degree to which their conduct is active or passive.

(c) The Company hereby agrees to fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by officers, directors, or employees of the Company, other than Indemnitee, who may be jointly liable with Indemnitee.

(d) To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

4. Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of his Corporate Status, a witness, or is made (or asked) to respond to discovery requests, in any Proceeding to which Indemnitee is not a party, he shall be indemnified against all Expenses actually and reasonably incurred by him or on his behalf in connection therewith.

5. Advancement of Expenses. Notwithstanding any other provision of this Agreement,

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the Company shall advance all Expenses reasonably incurred by or on behalf of Indemnitee in connection with any Proceeding by reason of Indemnitee's Corporate Status within thirty (30) days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by Indemnitee and shall include or be preceded or accompanied by a written undertaking by or on behalf of Indemnitee to repay any Expenses advanced if it shall ultimately be determined that Indemnitee is not entitled to be indemnified against such Expenses. Any advances and undertakings to repay pursuant to this Section 5 shall be unsecured and interest free.

6. Procedures and Presumptions for Determination of Entitlement to Indemnification. It is the intent of this Agreement to secure for Indemnitee rights of indemnity that are as favorable as may be permitted under the DGCL and public policy of the State of Delaware. Accordingly, the parties agree that the following procedures and presumptions shall apply in the event of any question as to whether Indemnitee is entitled to indemnification under this Agreement:

(a) To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request, including therein or therewith such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification. The Secretary of the Company shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification. Notwithstanding the foregoing, any failure of Indemnitee to provide such a request to the Company, or to provide such a request in a timely fashion, shall not relieve the Company of any liability that it may have to Indemnitee unless, and to the extent that, such failure actually and materially prejudices the interests of the Company.

(b) Upon written request by Indemnitee for indemnification pursuant to the first sentence of Section 6(a) hereof, a determination with respect to Indemnitee's entitlement thereto shall be made in the specific case by one of the following four methods, which shall be at the election of the Board (1) by a majority vote of the disinterested directors, even though less than a quorum, (2) by a committee of disinterested directors designated by a majority vote of the disinterested directors, even though less than a quorum, (3) if there are no disinterested directors or if the disinterested directors so direct, by independent legal counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee, or (4) if so directed by the Board, by the stockholders of the Company. For purposes hereof, disinterested directors are those members of the Board who are not parties to the action, suit or proceeding in respect of which indemnification is sought by Indemnitee.

(c) If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 6(b) hereof, the Independent Counsel shall be selected as provided in this Section 6(c). The Independent Counsel shall be selected by the Board. Indemnitee may, within ten (10) days after such written notice of selection shall have been given, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of "**Independent Counsel**" as defined in Section 13 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If a written objection is made and substantiated, the Independent Counsel selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit. If, within twenty (20) days after submission by Indemnitee of a written request for indemnification pursuant to Section 6(a) hereof, no Independent Counsel shall have been selected and not objected to, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware or other court of competent jurisdiction for resolution of any objection which shall have been made by the Indemnitee to the Company's selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate, and the person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 6(b) hereof. The Company shall pay any and all reasonable fees and expenses

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of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 6(b) hereof, and the Company shall pay all reasonable fees and expenses incident to the procedures of this Section 6(c), regardless of the manner in which such Independent Counsel was selected or appointed.

(d) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence. Neither the failure of the Company (including by its directors or independent legal counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or independent legal counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(e) Indemnitee shall be deemed to have acted in good faith if Indemnitee's action is based on the records or books of account of the Enterprise (as hereinafter defined), including financial statements, or on information supplied to Indemnitee by the officers of the Enterprise in the course of their duties, or on the advice of legal counsel for the Enterprise or on information or records given or reports made to the Enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Enterprise. In addition, the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement. Whether or not the foregoing provisions of this Section 6(e) are satisfied, it shall in any event be presumed that Indemnitee has at all times acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(f) If the person, persons or entity empowered or selected under Section 6 to determine whether Indemnitee is entitled to indemnification shall not have made a determination within sixty (60) days after receipt by the Company of the request therefor, the requisite determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be entitled to such indemnification absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law; provided, however, that such sixty (60) day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto; and provided further, that the foregoing provisions of this Section 6(f) shall not apply if the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 6(b) of this Agreement and if (A) within fifteen (15) days after receipt by the Company of the request for such determination, the Board or the Disinterested Directors, if appropriate, resolve to submit such determination to the stockholders for their consideration at an annual meeting thereof to be held within seventy five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of stockholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat.

(g) Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee

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and reasonably necessary to such determination. Any Independent Counsel, member of the Board or stockholder of the Company shall act reasonably and in good faith in making a determination regarding the Indemnitee's entitlement to indemnification under this Agreement. Any costs or expenses (including attorneys' fees and disbursements) incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee's entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(h) The Company acknowledges that a settlement or other disposition short of final judgment may be successful if it permits a party to avoid expense, delay, distraction, disruption and uncertainty. In the event that any action, claim or proceeding to which Indemnitee is a party is resolved in any manner other than by adverse judgment against Indemnitee (including, without limitation, settlement of such action, claim or proceeding with or without payment of money or other consideration) it shall be presumed that Indemnitee has been successful on the merits or otherwise in such action, suit or proceeding. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion by clear and convincing evidence.

(i) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.

7. Remedies of Indemnitee.

(a) In the event that (i) a determination is made pursuant to Section 6 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 5 of this Agreement, (iii) no determination of entitlement to indemnification is made pursuant to Section 6(b) of this Agreement within ninety (90) days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to this Agreement within ten (10) days after receipt by the Company of a written request therefor, or (v) payment of indemnification is not made within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification or such determination is deemed to have been made pursuant to Section 6 of this Agreement, Indemnitee shall be entitled to an adjudication in an appropriate court of the State of Delaware, or in any other court of competent jurisdiction, of Indemnitee's entitlement to such indemnification. Indemnitee shall commence such proceeding seeking an adjudication within one hundred eighty (180) days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 7(a). The Company shall not oppose Indemnitee's right to seek any such adjudication.

(b) In the event that a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 7 shall be conducted in all respects as a de novo trial on the merits, and Indemnitee shall not be prejudiced by reason of the adverse determination under Section 6(b).

(c) If a determination shall have been made pursuant to Section 6(b) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 7, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee's misstatement not materially misleading in connection with the application for indemnification, or (ii) a prohibition of such indemnification under applicable law.

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(d) In the event that Indemnitee, pursuant to this Section 7, seeks a judicial adjudication of his rights under, or to recover damages for breach of, this Agreement, or to recover under any directors' and officers' liability insurance policies maintained by the Company, the Company shall pay on his behalf, in advance, any and all expenses (of the types described in the definition of Expenses in Section 13 of this Agreement) actually and reasonably incurred by him in such judicial adjudication, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of expenses or insurance recovery.

(e) The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 7 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all the provisions of this Agreement. The Company shall indemnify Indemnitee against any and all Expenses and, if requested by Indemnitee, shall (within ten (10) days after receipt by the Company of a written request therefore) advance, to the extent not prohibited by law, such expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advance of Expenses from the Company under this Agreement or under any directors' and officers' liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement of Expenses or insurance recovery, as the case may be.

(f) Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding.

8. Non-Exclusivity; Survival of Rights; Insurance; Primacy of Indemnification; Subrogation.

(a) The rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Certificate of Incorporation, the By-laws, any agreement, a vote of stockholders, a resolution of directors of the Company, or otherwise. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in his Corporate Status prior to such amendment, alteration or repeal. To the extent that a change in the DGCL, whether by statute or judicial decision, permits greater indemnification than would be afforded currently under the Certificate of Incorporation, By-laws and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents or fiduciaries of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director, officer, employee, agent or fiduciary under such policy or policies. If, at the time of the receipt of a notice of a claim pursuant to the terms hereof, the Company has directors' and officers' liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

DocuSign Envelope ID: 4E7CF9CC-885F-45D1-A8B2-D7019D47B97E

(c) [Intentionally Omitted.]

(d) In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(e) The Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder if and to the extent that Indemnitee has otherwise actually received such payment under any insurance policy, contract, agreement or otherwise.

(f) The Company's obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

9. Exception to Right of Indemnification. Notwithstanding any provision in this Agreement, the Company shall not be obligated under this Agreement to make any indemnity in connection with any claim made against Indemnitee:

(a) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(b) for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law; or

(c) in connection with any Proceeding (or any part of any Proceeding) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation, or (ii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

10. Duration of Agreement. All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an officer or director of the Company (or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as Indemnitee shall be or become subject to any Proceeding (or any proceeding commenced under Section 7 hereof) by reason of his Corporate Status, whether or not he is acting or serving in any such capacity at the time of any such Proceeding or proceeding or at the time any liability or expense is incurred, in each case, for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

11. Security. To the extent requested by Indemnitee and approved by the Board, the Company may at any time and from time to time provide security to Indemnitee for the Company's obligations hereunder through an irrevocable bank line of credit, funded trust or other collateral. Any such security, once provided to Indemnitee, may not be revoked or released without the prior written

consent of the Indemnitee.

12. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce Indemnitee to serve as an officer or director of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as an officer or director of the Company.

(b) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

(c) The Company shall not seek from a court, or agree to, a "bar order" which would have the effect of prohibiting or limiting the Indemnitee's rights to receive advancement of expenses under this Agreement.

13. Definitions. For purposes of this Agreement:

(a) "**Corporate Status**" describes the status of a person who is or was a director, officer, employee, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person is or was serving at the express written request of the Company.

(b) "**Disinterested Director**" means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(c) "**Enterprise**" shall mean the Company and any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that Indemnitee is or was serving at the express written request of the Company as a director, officer, employee, agent or fiduciary.

(d) "**Expenses**" shall include all reasonable attorneys' fees, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding, or responding to, or objecting to, a request to provide discovery in any Proceeding. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding and any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, including without limitation the premium, security for, and other costs relating to any cost bond, supersede as bond, or other appeal bond or its equivalent. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(e) "**Independent Counsel**" means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(f) "**Proceeding**" includes any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought by or in the right of the Company or otherwise and whether civil, criminal, administrative or investigative, in which Indemnitee was, is or will be involved as a party or otherwise, by reason of his or her Corporate Status, by reason of any action taken by him or of any inaction on his part while acting in his or her Corporate Status; in each case whether or not he is acting or serving in any such capacity at the time any liability or expense is incurred for which indemnification can be provided under this Agreement; including one pending on or before the date of this Agreement, but excluding one initiated by an Indemnitee pursuant to Section 7 of this Agreement to enforce his rights under this Agreement.

14. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. Further, the invalidity or unenforceability of any provision hereof as to either Indemnitee shall in no way affect the validity or enforceability of any provision hereof as to the other. Without limiting the generality of the foregoing, this Agreement is intended to confer upon Indemnitee indemnification rights to the fullest extent permitted by applicable laws. In the event any provision hereof conflicts with any applicable law, such provision shall be deemed modified, consistent with the aforementioned intent, to the extent necessary to resolve such conflict.

15. Modification and Waiver. No supplement, modification, termination or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

16. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with or otherwise receiving any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification covered hereunder. The failure to so notify the Company shall not relieve the Company of any obligation which it may have to Indemnitee under this Agreement or otherwise unless and only to the extent that such failure or delay materially prejudices the Company.

17. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent:

(a) To Indemnitee at the address set forth below Indemnitee signature hereto.

(b) To the Company at:

FreightHub, Inc.
c/o RPCK
60 E. 42nd Street, Suite 2410
New York, NY 10165
Attn: Joshua Teitelbaum

or to such other address as may have been furnished to Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

18. Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same the

same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, *e.g.*, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

19. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

20. Governing Law and Consent to Jurisdiction. This Agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules. The Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the "**Delaware Court**"), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court, and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

[*Signature Page Follows*]

IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement on and as of the day and year first above written.

FREIGHTHUB, INC.

DocuSigned by:

By: Paul Freudenthaler

F19D6BF2DCCE4F6...

Name: Paul Freudenthaler
Title: Chief Financial Officer

INDEMNITEE

DocuSigned by:

William R. Samuels

A0768D15CB13424...

Name: William Samuels

Address: 312 11th Ave.
Apt. 21K
New York, NY 10001

BOARD SERVICES AGREEMENT

This BOARD SERVICES AGREEMENT (the "Agreement") is made by and between FREIGHTHUB, INC., a Delaware corporation ("Company") and William Samuels ("Director"), as of March 3, 2021.

1. Appointment as Board Member. Director hereby agrees to serve as a member of the Board of Directors of the Company (the "Board") until his successor is duly elected and qualified, unless this Agreement is terminated earlier due to Director's resignation or removal in accordance with the Company's governing documents and applicable law. As a Board member, Director will provide the following services to the Company: (a) participate in regularly scheduled and special Board and committee meetings; (b) meet or otherwise confer with Company executives on an active and regular basis as requested by the Chief Executive Officer, Chief Financial Officer and/or Chairman of the Board; (c) serve as a member of Board committees as needed; and (d) provide such other services, and perform such duties, as are customary and appropriate for Board members.

2. Compensation. In connection with Director's continuing service as a director and subject to approval by the Board, the Company shall: (a) provide Director with cash compensation of $20,000, per annum, paid quarterly; and (b), so long as Director continues to serve as a director of the Company through each grant date, issue to Director an annual restricted stock grant (each an "RS Grant") for such number of the Company's Common Stock as equals $20,000 on the respective grant date, to be determined as follows:

   a. For the RS Grant for the first year of the Term ("Initial Grant"), the number of shares in the Initial Grant will be determined by dividing $20,000 by the Applicable Per Share Merger Consideration for Company Common Stock ("APSMC") as specified in the Merger Agreement by and among Hudson Capital Inc., Hudson Capital Merger Sub I Inc., Hudson Capital Merger Sub II Inc., the Company and ATW Master Fund II, L.P., as it may be amended from time to time. The Initial Grant will be made as soon as practicable after the APSMC is finalized.

   b. The RS Grants in subsequent years of the Term ("Subsequent Grants") will be made on each subsequent anniversary of the grant date of the Initial Grant. The number of shares in each Subsequent Grant will be determined by dividing $20,000 by the closing share price of a share of the Common Stock of the Company (or its successor) on the grant date of each Subsequent Grant.

Subject to the Director's continued service on the Board through each vesting date, each RS Grant shall vest in equal monthly installments on the same day of the month as the grant date for such RS Grant over the course of one year. The RS Grants will be subject to the terms and conditions set forth in the Company's 2018 Stock Incentive Plan, as it may be amended from time to time, and in the grant agreement pursuant to which each RS Grant is made.

DocuSign Envelope ID: 4E7CF9CC-885F-45D1-A8B2-D7019D47B97E

3. Business Expenses. In the event travel is required related to Board obligations, the Company will reimburse Director for reasonable travel and other incidental expenses approved by the Company, so long as Director provides the Company with appropriate receipts or other relevant documentation.

4. Indemnification. Director will be entitled to indemnification for Board service in accordance with the Company's governing documents and its standard form of indemnification agreement (a copy of which will be provided to Director).

5. Amendment and Termination. This Agreement may be amended or modified by the written consent of Company and Director. The term of this Agreement will start on the date first written above and shall automatically terminate on the termination of the Director's appointment ("Term"). Upon the expiry of the Term, (i) Director will resign in writing as a director of the Company and of any subsidiary of the Company, and Director irrevocably authorizes any other director of the Company as Director's attorney in Director's name and on Director's behalf to sign all documents and do all things necessary to give effect to this, and (ii) Director will surrender to an authorized representative of the Company all correspondence, documents (including, without limitation, Board minutes and Board papers), copies thereof and other Company property.

6. Governing Law. This Agreement shall be governed in all respects by the laws of Delaware and the courts of Delaware shall have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement.

7. Counterparts. This Agreement may be executed by facsimile or other reliable electronic means and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

[Signature page to follow]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

FREIGHTHUB, INC.

DocuSigned by:

By: Paul Freudenthaler

E19D6BF2DCCE4F6...

Name: Paul Freudenthaler

Title: Chief Financial Officer

DIRECTOR

DocuSigned by:

William R. Samuels

A0768D15CB13424...

Name: William Samuels

EMPLOYMENT AGREEMENT

This Employment Agreement (the "**Agreement**") is made and entered into as of July 1, 2021, by and between Luisa Irene López Reyes (the "**Executive**") and Freighthub de Mexico, SA de CV, a wholly owned subsidiary of Freighthub, Inc., a Delaware corporation (the "**Company**").

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein, and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1. Term. Subject to Section 5 of this Agreement, the Executive's initial term of employment hereunder shall be from the period beginning on August 1, 2021 (the "**Effective Date**") through August 1, 2022 (the "**Initial Term**"). Thereafter, the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term at least 90 days prior to the end of the Initial Term or one-year extension thereof. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the "Employment Term."

2. Position and Duties.

2.1 Position. During the Employment Term, the Executive shall serve as the Chief Operating Officer of the Company, reporting to the Chief Executive Officer of the Company (the "**CEO**"). In such position, the Executive shall have such duties, authority, and responsibilities as are customary for such position, and such other responsibilities as the CEO shall assign from time to time.

2.2 Duties. During the Employment Term, the Executive shall devote substantially all of her business time and attention to the performance of the Executive's duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the CEO.

3. Place of Performance. The principal place of Executive's employment shall be the Company's office in Monterrey, Nuevo Leon, Mexico; provided that the Executive may remain in Mexico City while travelling no less frequently than once a month, at her expense, to Monterrey through the calendar year 2021. The Executive shall relocate to Monterrey on a full-time basis, at her expense, beginning on January 1, 2022.

4. Compensation.

4.1 Base Salary. Executive shall receive an annual base salary of MXP$3,000,000 ("**Base Salary**") paid in periodic installments subject to payroll deductions and other tax withholdings in accordance with the Company's customary payroll practices and applicable wage payment laws, but no less frequently than monthly.

4.2 Discretionary Bonus.

a) For each fiscal year of the Employment Term, the Executive shall be eligible to receive a discretionary bonus based on performance (the "**Discretionary Bonus**"). The Discretionary Bonus shall be equivalent to 30% of the Executive's annual salary assuming performance of 100% of objectives as agreed to with the Executive and as set forth by the Company's annual budget as approved by the Company's Board of Directors (the "**Board**"). However, the decision to provide any Discretionary Bonus and the amount and terms of any Discretionary Bonus shall be in the sole and absolute discretion of the CEO and the Company's Board of Directors.

b) The Discretionary Bonus, if any, will be paid within two and a half (2 1/2) months after the end of the applicable fiscal year.

c) The Discretionary Bonus will be subject to the terms of the Company bonus plan under which it is granted and, in order to be eligible to receive an Discretionary Bonus, the Executive must be employed by the Company on the date that Discretionary Bonuses are paid.

4.3 Equity Awards. In consideration of the Executive entering into this Agreement and as an inducement to join the Company, as soon as practicable following the Effective Date, the Company will grant the following equity awards to the Executive pursuant to the Freighthub, Inc. 2018 Stock Incentive Plan (as amended from time to time, the "**Plan**"):

a) Option grant in respect of 32,764 of the Company's Shares (the "Initial Grant"). The Initial Grant shall be fully vested upon grant and will have an exercise price of $0.80 per Share.

b) Option grant in respect of 163,818 of the Company's Shares. The vesting commencement date for Subsequent Grant shall be the Effective Date ("VCD"). The Subsequent Grant will vest as follows: 25% of the Subsequent Grant will vest on the one year anniversary of the VCD; the remaining 75% of the Subsequent Grant will vest thereafter at a rate of 1/36th per month on the same day of the month as the VCD. The Subsequent Grant will have an exercise price equal to the Applicable Per Share Merger Consideration for Company Common Stock as specified in the Merger Agreement by and among Hudson Capital Inc., Hudson Capital Merger Sub I Inc., Hudson Capital Merger Sub II Inc., the Company and ATW Master Fund II, L.P., as it may be amended from time to time.

All other terms and conditions of the Initial Grant and the Subsequent Grant shall be governed by the terms and conditions of the Plan and the applicable award agreements. For the avoidance of doubt, subject to the express provisions of the Plan, in the event of a Change in Control (as defined in the Plan), all outstanding unvested options under the Subsequent Grant shall be deemed vested as of immediately prior to the consummation of such Change in Control.

4.4 Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to fringe benefits and perquisites consistent with those provided to similarly situated executives of the Company including a monthly allowance for cellular phone (MXN$1,000) and automobile (MXN$8,000).

4.5 Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, "Employee Benefit Plans") for employees based in the country of Mexico, to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or terminate any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

4.6 Employee Benefits. Vacation; Paid Time Off. During the Employment Term, the Executive shall be entitled to 20 paid vacation days per calendar year (prorated for partial years) in accordance with the Company's vacation policies, as in effect from time to time. The premium of 50% on base pay will be paid on vacation days taken. The Executive shall receive other paid time off in accordance with the Company's policies for executive officers as such policies may exist from time to time and as required by applicable law.

4.7 Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by the Executive in connection with the performance of the Executive's duties hereunder in accordance with the Company's expense reimbursement policies and procedures.

4.8 Indemnification. The Company shall indemnify and hold the Executive harmless to the fullest extent applicable to any other officer or director of the Company for acts and omissions in the Executive's capacity as an officer, director, or employee of the Company.

4.9 Clawback Provisions. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Executive. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

4.10 Employee Benefits. Christmas bonus. As required by Mexican Law, the Executive shall receive a Christmas bonus in the amount equivalent to one month's salary.

5. Termination of Employment. The Employment Term and the Executive's employment hereunder may be terminated by either the Company or the Executive at any time and for any reason or for no particular reason; provided that, unless otherwise provided herein, either party shall be required to give the other party at least 90 days advance written notice of any termination of the Executive's employment. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the compensation and benefits described in

this Section 5 and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

5.1 Termination For Cause, or Without Good Reason.

(a) The Executive's employment hereunder may be terminated by the Executive without Good Reason (including by giving notice of Executive's intention not to renew the Agreement in accordance with Section 1) or by the Company for Cause, and the Executive shall be entitled to receive:

i. any accrued but unpaid Base Salary which shall be paid on the pay date immediately following the date of the Executive's termination ("**Termination Date**") in accordance with the Company's customary payroll procedures;

ii. reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company's expense reimbursement policy; and

iii. such employee benefits (including equity compensation), if any, to which the Executive may be entitled under the Company's Employee Benefit Plans as of the Termination Date; provided that, in no event shall the Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

Items 5.1(a)(i) through 5.1(a)(iii) are referred to herein collectively as the "**Accrued Amounts**."

(b) For purposes of this Agreement, "Cause" shall mean:

i. the Executive's failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness);

ii. the Executive's failure to comply with any valid and legal directive of the Board of Directors;

iii. the Executive's willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates;

iv. the Executive's embezzlement, misappropriation, or fraud, whether or not related to the Executive's employment with the Company;

v. the Executive's conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

vi. the Executive's material violation of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct;

vii. the Executive's material breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company; or

viii. the Executive's engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute.

For purposes of this provision, none of the Executive's acts or failures to act shall be considered "willful" unless the Executive acts, or fails to act, in bad faith or without reasonable belief that the action or failure to act was in the best interests of the Company. The Executive's actions, or failures to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the best interests of the Company.

Except for a failure, breach, or refusal which, by its nature, cannot reasonably be expected to be cured, the Executive shall have 10 business days from the delivery of written notice by the Company within which to cure any acts constituting Cause.

(c) For purposes of this Agreement, "**Good Reason**" shall mean the occurrence of any material breach by the Company of any material provision of this Agreement during the Employment Term without the Executive's prior written consent. To terminate his employment for Good Reason, the Executive must provide written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 30 days of the initial existence of such grounds and the Company must have at least 10 days from the date on which such written notice is provided (the "**Cure Deadline**") to cure such circumstances. If the Company fails to cure such circumstances and the Executive does not deliver to the Company a Notice of Termination (as defined below) of employment for Good Reason within 30 days after the Cure Deadline, then the Executive will be deemed to have waived his right to terminate for Good Reason with respect to such grounds.

5.2 Termination Without Cause or for Good Reason. The Employment Term and the Executive's employment hereunder may be terminated by the Executive for Good Reason or by the Company without Cause (including by giving notice of the Company's intention not to renew the Agreement in accordance with Section 1). In the event of such termination, the Executive shall be entitled to receive the Accrued Amounts and, subject to the Executive's compliance with Section 6 of this Agreement and the agreements referenced therein and his execution and delivery of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the "**Release**") and such Release becoming effective by the 45th day following the Executive's Termination Date (such 45-day period, the "**Release Effectiveness Period**"), the Executive shall be entitled to receive continued payment of the Executive's Base Salary (as in effect on the Termination Date) for the three (3) month period immediately following the Termination Date, payable in accordance with the Company's normal payroll practices, but no less frequently than monthly; provided that, if the Release Effectiveness Period begins in one taxable year and ends in another taxable year, payments shall not begin until the beginning of the second taxable year; provided further that, the first installment payment shall include all amounts that would otherwise have been paid to the Executive during the period beginning on the Termination Date and ending on the first payment date if no delay had been imposed. The treatment of any outstanding equity awards

shall be determined in accordance with the terms of the Plan, as amended, and the applicable award agreements.

5.3 Death or Disability.

a) The Executive's employment hereunder shall terminate automatically upon the Executive's death during the Employment Term, and the Company may terminate the Executive's employment on account of the Executive's Disability.

b) If the Executive's employment is terminated during the Employment Term on account of the Executive's death or Disability, the Executive (or the Executive's estate and/or beneficiaries, as the case may be) shall be entitled to the Accrued Amounts. Notwithstanding any other provision contained herein, all payments made in connection with the Executive's Disability shall be provided in a manner which is consistent with federal and state law.

c) For purposes of this Agreement, "Disability" shall mean the Executive's inability, due to physical or mental incapacity, to perform the essential functions of his job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Executive's Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. The determination of Disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

5.4 Notice of Termination. Any termination of the Executive's employment hereunder by the Company or by the Executive during the Employment Term (other than termination pursuant to Section 5.3(a) on account of the Executive's death) shall be communicated by written notice of termination ("Notice of Termination") to the other party hereto in accordance with Section 16. The Notice of Termination shall specify:

a) the termination provision of this Agreement relied upon;

b) to the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and



c) the applicable Termination Date, which shall be no less than 90 days following the date on which the Notice of Termination is delivered if the Company terminates the Executive's employment without Cause, or no less than 90 days following the date on which the Notice of Termination is delivered if the Executive terminates his employment with or without Good Reason; provided that, the Company shall have the option to provide the Executive with a lump sum payment in lieu of such notice.

5.5 Resignation of All Other Positions. Upon termination of the Executive's employment hereunder for any reason, the Executive shall be deemed to have resigned from all positions that

the Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates.

6. Confidential Information and Restrictive Covenants. As a condition of the Executive's employment with the Company, the Executive shall enter into and abide by the Company's Employee Confidentiality and Proprietary Rights Agreement.

7. Arbitration. Any dispute, controversy, or claim arising out of or related to the Executive's employment by the Company, or termination of employment, including but not limited to claims arising under or related to this Agreement or any breach of this Agreement, and any alleged violation of federal, state, or local statute, regulation, common law, or public policy, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by the American Arbitration Association and shall be conducted in New York, New York consistent with the rules of the American Arbitration Association in effect at the time the arbitration is commenced, except as modified by this Agreement. The Parties waive all rights to have their disputes heard or decided by a jury or in a court trial and the right to pursue any class or collective action or representative claims against each other in court, arbitration, or any other proceeding. Any arbitral award determination shall be final and binding upon the parties.

8. Governing Law, Jurisdiction, and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of New York without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

9. Entire Agreement. Unless specifically provided herein, this Agreement, together with the Employee Confidentiality and Proprietary Rights Agreement and the grant agreements for the option grants referenced in Section 4.3, contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

10. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

11. Severability. Should any provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

12. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14. Section 409A.

14.1 General Compliance. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any nonqualified deferred compensation payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

14.2 Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with his termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and the Executive is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date or, if earlier, on the Executive's death (the "**Specified Employee Payment Date**"). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

14.3 Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

b) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

c) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

15 Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

16 Notice. Notices and all other communications provided for in this Agreement shall be given in writing by personal delivery, electronic delivery, or by registered mail to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Freighthub, Inc.
2001 Timberloch, Suite 500,
The Woodlands, TX 77380
Attn: Paul Freudenthaler / Human Resources
Email:paul.freudenthaler@fr8hub.com

If to the Executive:

Luisa Irene López Reyes

Email: luisairene.lopez@gmail.com

17 Representations of the Executive. The Executive represents and warrants to the Company that:

The Executive's acceptance of employment with the Company and the performance of his duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which he is a party or is otherwise bound.

The Executive's acceptance of employment with the Company and the performance of his duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer or third-party.

18 Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

19 Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

20 Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FREIGHTHUB, INC.

By

Name: Javier Selgas

Title: CEO



EXECUTIVE

Signature:

Print Name: Luisa Irene López Reyes

EMPLOYMENT AGREEMENT

This Employment Agreement (the "**Agreement**") is made and entered into as of September 8, 2020, by and between Javier Selgas Diaz (the "**Executive**") and Freighthub, Inc., a Delaware corporation (the "**Company**").

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1. Term. Subject to Section 5 of this Agreement, the Executive's initial term of employment hereunder shall be from the period beginning on September 8, 2020 (the "**Effective Date**") through September 8, 2021 (the "**Initial Term**"). Thereafter, the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term at least 60 days prior to the end of the Initial Term or one-year extension thereof. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the "Employment Term."

2. Position and Duties.

2.1 Position. During the Employment Term, the Executive shall serve as the Chief Executive Officer of the Company, reporting to Board. In such position, the Executive shall have such duties, authority, and responsibilities as are consistent with the Executive's position.

2.2 Duties. During the Employment Term, the Executive shall devote substantially all of his business time and attention to the performance of the Executive's duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the Board.

3. Place of Performance. The principal place of Executive's employment shall be the Company's office in Chicago, Illinois or in Monterrey, Mexico, as notified to the Executive by the Company pending completion of the applicable immigration and work authorization processes; provided that the Executive may be required to travel on Company business during the Employment Term.

4. Compensation.

4.1 Base Salary. Executive shall receive an annual base salary of USD$250,000 ("**Base Salary**") paid in periodic installments subject to payroll deductions and other tax withholdings in accordance with the Company's customary payroll practices and applicable

wage payment laws, but no less frequently than monthly. The Executive's Base Salary shall be reviewed at least annually by the Board.

4.2 Discretionary Bonus.

(a) For each fiscal year of the Employment Term, the Executive shall be eligible to receive a discretionary bonus based on performance (the "**Discretionary Bonus**"). However, the decision to provide any Discretionary Bonus and the amount and terms of any Discretionary Bonus shall be in the sole and absolute discretion of the Board.

(b) The Discretionary Bonus, if any, will be paid within two and a half (2 1/2) months after the end of the applicable fiscal year.

(c) The Discretionary Bonus will be subject to the terms of the Company bonus plan under which it is granted and, in order to be eligible to receive an Discretionary Bonus, the Executive must be employed by the Company on the date that Discretionary Bonuses are paid.

4.3 Relocation Advance. The Company shall pay the Executive a lump sum cash amount of USD$30,000 for relocation expenses (the "**Relocation Advance**") within 30 days following the Effective Date; provided that, the Executive shall repay the gross amount of the Relocation Advance if, prior to the date that is 90 days from the Effective Date, the Executive terminates his employment without Good Reason (as defined below) or is terminated by the Company for Cause (as defined below).

4.4 Equity Awards. In consideration of the Executive entering into this Agreement and as an inducement to join the Company, as soon as practicable following the Effective Date, the Company will grant the following equity awards to the Executive pursuant to the Freighthub, Inc. 2018 Stock Incentive Plan (as amended from time to time, the "**Plan**"), which represent options to purchase shares of the Company's common stock ("**Shares**") representing 3% of the fully-diluted share ownership of the Company as of the Effective Date ("**Fully Diluted Company Ownership**"):

(a) Option grant in respect of 154,066 Shares, representing 1% of the Fully Diluted Company Ownership (the "**Initial Grant**"). The Initial Grant shall be fully vested upon grant and will have an exercise price of $0.25 per Share.

(b) Option grant in respect of 308,131 Shares, representing 2% of the Fully Diluted Company Ownership (the "**Subsequent Grant**"). The vesting commencement date for Subsequent Grant shall be the one year anniversary of the Effective Date ("**VCD**"). The Subsequent Grant will vest as follows: 25% of the Subsequent Grant will vest on the one year anniversary of the VCD; the remaining 75% of the Subsequent Grant will vest thereafter at a rate of 1/36th per month on the same day of the month as the VCD. The Subsequent Grant will have an exercise price equal to the Applicable Per Share Merger Consideration for Company Common Stock as specified in the Merger Agreement by and among Hudson Capital Inc., Hudson

Capital Merger Sub I Inc., Hudson Capital Merger Sub II Inc., the Company and ATW Master Fund II, L.P., as it may be amended from time to time.

All other terms and conditions of the Initial Grant and the Subsequent Grant shall be governed by the terms and conditions of the Plan and the applicable award agreements. For the avoidance of doubt, subject to the express provisions of the Plan, in the event of a Change in Control (as defined in the Plan), all outstanding unvested options under the Subsequent Grant shall be deemed vested as of immediately prior to the consummation of such Change in Control.

4.5 Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to fringe benefits and perquisites consistent with those provided to similarly situated executives of the Company.

4.6 [Intentionally Omitted.]

4.7 Vacation; Paid Time Off. During the Employment Term, the Executive shall be entitled to 20 paid vacation days per calendar year (prorated for partial years) in accordance with the Company's vacation policies, as in effect from time to time. The Executive shall receive other paid time off in accordance with the Company's policies for executive officers as such policies may exist from time to time and as required by applicable law.

4.8 Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by the Executive in connection with the performance of the Executive's duties hereunder in accordance with the Company's expense reimbursement policies and procedures.

4.9 Indemnification. The Company shall indemnify and hold the Executive harmless to the fullest extent applicable to any other officer or director of the Company for acts and omissions in the Executive's capacity as an officer, director, or employee of the Company.

4.10 Clawback Provisions. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Executive, including the return of the Relocation Advance as set out in the proviso of Section 4.3 above. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

5. Termination of Employment. The Employment Term and the Executive's employment hereunder may be terminated by either the Company or the Executive at any time and for any reason or for no particular reason; provided that, unless otherwise provided herein, either party shall be required to give the other party at least 60 days advance written notice of any termination of the Executive's employment. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the compensation and benefits described in this Section 5 and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

5.1 Termination For Cause, or Without Good Reason.

(a) The Executive's employment hereunder may be terminated by the Executive without Good Reason (including by giving notice of Executive's intention not to renew the Agreement in accordance with Section 1) or by the Company for Cause, and the Executive shall be entitled to receive:

(i) any accrued but unpaid Base Salary which shall be paid on the pay date immediately following the date of the Executive's termination ("**Termination Date**") in accordance with the Company's customary payroll procedures;

(ii) reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company's expense reimbursement policy; and

(iii) any equity compensation to which the Executive may be entitled under the Plan (or any successor equity incentive plan to the Plan) and applicable award agreements as of the Termination Date; provided that, in no event shall the Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

Items 5.1(a)(i) through 5.1(a)(iii) are referred to herein collectively as the "**Accrued Amounts**."

(b) For purposes of this Agreement, "**Cause**" shall mean:

(i) the Executive's failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness);

(ii) the Executive's failure to comply with any valid and legal directive of the Board of Directors;

(iii) the Executive's willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates;

(iv) the Executive's embezzlement, misappropriation, or fraud, whether or not related to the Executive's employment with the Company;

(v) the Executive's conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

(vi) the Executive's material violation of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct;

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(vii) the Executive's material breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company; or

(viii) the Executive's engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute.

For purposes of this provision, none of the Executive's acts or failures to act shall be considered "willful" unless the Executive acts, or fails to act, in bad faith or without reasonable belief that the action or failure to act was in the best interests of the Company. The Executive's actions, or failures to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the best interests of the Company.

Except for a failure, breach, or refusal which, by its nature, cannot reasonably be expected to be cured, the Executive shall have 10 business days from the delivery of written notice by the Company within which to cure any acts constituting Cause.

(c) For purposes of this Agreement, "**Good Reason**" shall mean the occurrence of any material breach by the Company of any material provision of this Agreement during the Employment Term without the Executive's prior written consent. To terminate his employment for Good Reason, the Executive must provide written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 30 days of the initial existence of such grounds and the Company must have at least 10 days from the date on which such written notice is provided (the "**Cure Deadline**") to cure such circumstances. If the Company fails to cure such circumstances and the Executive does not deliver to the Company a Notice of Termination (as defined below) of employment for Good Reason within 30 days after the Cure Deadline, then the Executive will be deemed to have waived his right to terminate for Good Reason with respect to such grounds.

5.2 Termination Without Cause or for Good Reason. The Employment Term and the Executive's employment hereunder may be terminated by the Executive for Good Reason or by the Company without Cause (including by giving notice of the Company's intention not to renew the Agreement in accordance with Section 1). In the event of such termination, the Executive shall be entitled to receive the Accrued Amounts and, subject to the Executive's compliance with Section 6 of this Agreement and the agreements referenced therein and his execution and delivery of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the "**Release**") and such Release becoming effective by the 45th day following the Executive's Termination Date (such 45-day period, the "**Release Effectiveness Period**"), the Executive shall be entitled to receive continued payment of the Executive's Base Salary (as in effect on the Termination Date) for the six (6) month period immediately following the Termination Date, payable in accordance with the Company's normal payroll practices, but no less

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frequently than monthly; provided that, if the Release Effectiveness Period begins in one taxable year and ends in another taxable year, payments shall not begin until the beginning of the second taxable year; provided further that, the first installment payment shall include all amounts that would otherwise have been paid to the Executive during the period beginning on the Termination Date and ending on the first payment date if no delay had been imposed. The treatment of any outstanding equity awards shall be determined in accordance with the terms of the Plan, as amended, and the applicable award agreements.

5.3 Death or Disability.

(a) The Executive's employment hereunder shall terminate automatically upon the Executive's death during the Employment Term, and the Company may terminate the Executive's employment on account of the Executive's Disability.

(b) If the Executive's employment is terminated during the Employment Term on account of the Executive's death or Disability, the Executive (or the Executive's estate and/or beneficiaries, as the case may be) shall be entitled to the Accrued Amounts. Notwithstanding any other provision contained herein, all payments made in connection with the Executive's Disability shall be provided in a manner which is consistent with federal and state law.

(c) For purposes of this Agreement, "**Disability**" shall mean the Executive's inability, due to physical or mental incapacity, to perform the essential functions of his job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Executive's Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. The determination of Disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

5.4 Notice of Termination. Any termination of the Executive's employment hereunder by the Company or by the Executive during the Employment Term (other than termination pursuant to Section 5.3(a) on account of the Executive's death) shall be communicated by written notice of termination ("**Notice of Termination**") to the other party hereto in accordance with Section 16. The Notice of Termination shall specify:

(a) the termination provision of this Agreement relied upon;

(b) to the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

(c) the applicable Termination Date, which shall be no less than 60 days following the date on which the Notice of Termination is delivered if the Company terminates the Executive's employment without Cause, or no less than 60 days following the date on which the Notice of Termination is delivered if the Executive

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terminates his employment with or without Good Reason; provided that, the Company shall have the option to provide the Executive with a lump sum payment in lieu of such notice.

5.5 Resignation of All Other Positions. Upon termination of the Executive's employment hereunder for any reason, the Executive shall be deemed to have resigned from all positions that the Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates.

6. Confidential Information and Restrictive Covenants. As a condition of the Executive's employment with the Company, the Executive shall enter into and abide by the Company's Employee Confidentiality and Proprietary Rights Agreement.

7. Arbitration. Any dispute, controversy, or claim arising out of or related to the Executive's employment by the Company, or termination of employment, including but not limited to claims arising under or related to this Agreement or any breach of this Agreement, and any alleged violation of federal, state, or local statute, regulation, common law, or public policy, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by the American Arbitration Association and shall be conducted in New York, New York consistent with the rules of the American Arbitration Association in effect at the time the arbitration is commenced, except as modified by this Agreement. The Parties waive all rights to have their disputes heard or decided by a jury or in a court trial and the right to pursue any class or collective action or representative claims against each other in court, arbitration, or any other proceeding. Any arbitral award determination shall be final and binding upon the parties.

8. Governing Law, Jurisdiction, and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of New York without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

9. Entire Agreement. Unless specifically provided herein, this Agreement, together with the Employee Confidentiality and Proprietary Rights Agreement and the grant agreements for the option grants referenced in Section 4.4, contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

10. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by the Chairman of the Board of the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

11. Severability. Should any provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

12. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14. Section 409A.

14.1 General Compliance. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any nonqualified deferred compensation payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

14.2 Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with his termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and the Executive is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date or, if earlier, on the Executive's death (the "**Specified Employee Payment Date**"). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

14.3 Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(b) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(c) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

15. Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

16. Notice. Notices and all other communications provided for in this Agreement shall be given in writing by personal delivery, electronic delivery, or by registered mail to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Freighthub, Inc.
c/o RPCK Rastegar Panchal
60 E. 42nd Street, Suite 2410
New York, NY 10165
Attn: Chintan Panchal
Email: chintan.panchal@rpck.com

If to the Executive:

Javier Selgas Diaz
Fuente Ribera 2 St.
37710
Candelario, Spain
Email: javi.selgas@fr8hub.com

17. Representations of the Executive. The Executive represents and warrants to the Company that:

The Executive's acceptance of employment with the Company and the performance of his duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which he is a party or is otherwise bound.

The Executive's acceptance of employment with the Company and the performance of his duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer or third-party.

18. Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

19. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

20. Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FREIGHTHUB, INC.

By: DocuSigned by: Nick Adler 89500508450E46B...

Name: Nick Adler

Title: Director

EXECUTIVE

Signature:

Print Name: Javier Selgas Diaz

EMPLOYMENT AGREEMENT

This Employment Agreement (the "**Agreement**") is made and entered into as of September 21, 2020, by and between Paul Freudenthaler (the "**Executive**") and Freighthub, Inc., a Delaware corporation (the "**Company**").

WHEREAS, the Company desires to employ the Executive on the terms and conditions set forth herein; and

WHEREAS, the Executive desires to be employed by the Company on such terms and conditions.

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations set forth herein, the parties agree as follows:

1. Term. Subject to Section 5 of this Agreement, the Executive's initial term of employment hereunder shall be from the period beginning on September 21, 2020 (the "**Effective Date**") through September 21, 2021 (the "**Initial Term**"). Thereafter, the Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term at least 90 days prior to the end of the Initial Term or one-year extension thereof. The period during which the Executive is employed by the Company hereunder is hereinafter referred to as the "Employment Term."

2. Position and Duties.

2.1 Position. During the Employment Term, the Executive shall serve as the Chief Financial Officer of the Company, reporting to the Chief Executive Officer of the Company (the "**CEO**"). In such position, the Executive shall have such duties, authority, and responsibilities as are customary for such position, and such other responsibilities as the CEO shall assign from time to time.

2.2 Duties. During the Employment Term, the Executive shall devote substantially all of his business time and attention to the performance of the Executive's duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services either directly or indirectly without the prior written consent of the CEO.

3. Place of Performance. The principal place of Executive's employment shall be the Company's office in Chicago, Illinois; provided that the Executive may be required to travel on Company business during the Employment Term.

4. Compensation.

4.1 Base Salary. Executive shall receive an annual base salary of USD$250,000 ("**Base Salary**") paid in periodic installments subject to payroll deductions and other tax withholdings in accordance with the Company's customary payroll practices and applicable wage payment laws, but no less frequently than monthly.

4.2 Discretionary Bonus.

(a) For each fiscal year of the Employment Term, the Executive shall be eligible to receive a discretionary bonus based on performance (the "**Discretionary Bonus**"). However, the decision to provide any Discretionary Bonus and the amount and terms of any Discretionary Bonus shall be in the sole and absolute discretion of the Company's Board of Directors (the "**Board**").

(b) The Discretionary Bonus, if any, will be paid within two and a half (2 1/2) months after the end of the applicable fiscal year.

(c) The Discretionary Bonus will be subject to the terms of the Company bonus plan under which it is granted and, in order to be eligible to receive an Discretionary Bonus, the Executive must be employed by the Company on the date that Discretionary Bonuses are paid.

4.3 Equity Awards. In consideration of the Executive entering into this Agreement and as an inducement to join the Company, as soon as practicable following the Effective Date, the Company will grant the following equity awards to the Executive pursuant to the Freighthub, Inc. 2018 Stock Incentive Plan (as amended from time to time, the "**Plan**"), which represent options to purchase shares of the Company's common stock ("**Shares**") representing 3% of the fully-diluted share ownership of the Company as of the Effective Date ("**Fully Diluted Company Ownership**"):

(a) Option grant in respect of 77,033 Shares, representing 0.5% of the Fully Diluted Company Ownership (the "**Initial Grant**"). The Initial Grant shall be fully vested upon grant and will have an exercise price of $0.25 per Share.

(b) Option grant in respect of 385,164 Shares, representing 2.5% of the Fully Diluted Company Ownership (the "**Subsequent Grant**"). The vesting commencement date for Subsequent Grant shall be the Effective Date ("**VCD**"). The Subsequent Grant will vest as follows: 25% of the Subsequent Grant will vest on the one year anniversary of the VCD; the remaining 75% of the Subsequent Grant will vest thereafter at a rate of 1/36th per month on the same day of the month as the VCD. The Subsequent Grant will have an exercise price equal to the Applicable Per Share Merger Consideration for Company Common Stock as specified in the Merger Agreement by and among Hudson Capital Inc., Hudson Capital Merger Sub I Inc., Hudson Capital Merger Sub II Inc., the Company and ATW Master Fund II, L.P., as it may be amended from time to time.

All other terms and conditions of the Initial Grant and the Subsequent Grant shall be governed by the terms and conditions of the Plan and the applicable award agreements. For the avoidance of doubt, subject to the express provisions of the Plan, in the event of a Change in Control (as defined in the Plan), all outstanding unvested options under the Subsequent Grant shall be deemed vested as of immediately prior to the consummation of such Change in Control.

4.4 Fringe Benefits and Perquisites. During the Employment Term, the Executive shall be entitled to fringe benefits and perquisites consistent with those provided to similarly situated executives of the Company.

4.5 Employee Benefits. During the Employment Term, the Executive shall be entitled to participate in all employee benefit plans, practices, and programs maintained by the Company, as in effect from time to time (collectively, "**Employee Benefit Plans**"), to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. The Company reserves the right to amend or terminate any Employee Benefit Plans at any time in its sole discretion, subject to the terms of such Employee Benefit Plan and applicable law.

4.6 Vacation; Paid Time Off. During the Employment Term, the Executive shall be entitled to 20 paid vacation days per calendar year (prorated for partial years) in accordance with the Company's vacation policies, as in effect from time to time. The Executive shall receive other paid time off in accordance with the Company's policies for executive officers as such policies may exist from time to time and as required by applicable law.

4.7 Business Expenses. The Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses incurred by the Executive in connection with the performance of the Executive's duties hereunder in accordance with the Company's expense reimbursement policies and procedures.

4.8 Indemnification. The Company shall indemnify and hold the Executive harmless to the fullest extent applicable to any other officer or director of the Company for acts and omissions in the Executive's capacity as an officer, director, or employee of the Company.

4.9 Clawback Provisions. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Executive. The Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

5. Termination of Employment. The Employment Term and the Executive's employment hereunder may be terminated by either the Company or the Executive at any time and for any reason or for no particular reason; provided that, unless otherwise provided herein, either party shall be required to give the other party at least 90 days advance written notice of any termination of the Executive's employment. Upon termination of the Executive's employment during the Employment Term, the Executive shall be entitled to the compensation and benefits described in this Section 5 and shall have no further rights to any compensation or any other benefits from the Company or any of its affiliates.

5.1 Termination For Cause, or Without Good Reason.

(a) The Executive's employment hereunder may be terminated by the Executive without Good Reason (including by giving notice of Executive's intention

DocuSign Envelope ID: 8170A755-8AB7-47CD-A23D-F3487752B8DF

not to renew the Agreement in accordance with Section 1) or by the Company for Cause, and the Executive shall be entitled to receive:

(i) any accrued but unpaid Base Salary which shall be paid on the pay date immediately following the date of the Executive's termination ("**Termination Date**") in accordance with the Company's customary payroll procedures;

(ii) reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company's expense reimbursement policy; and

(iii) such employee benefits (including equity compensation), if any, to which the Executive may be entitled under the Company's Employee Benefit Plans as of the Termination Date; provided that, in no event shall the Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

Items 5.1(a)(i) through 5.1(a)(iii) are referred to herein collectively as the "**Accrued Amounts**."

(b) For purposes of this Agreement, "**Cause**" shall mean:

(i) the Executive's failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness);

(ii) the Executive's failure to comply with any valid and legal directive of the Board of Directors;

(iii) the Executive's willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates;

(iv) the Executive's embezzlement, misappropriation, or fraud, whether or not related to the Executive's employment with the Company;

(v) the Executive's conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

(vi) the Executive's material violation of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct;

(vii) the Executive's material breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company; or

(viii) the Executive's engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute.

For purposes of this provision, none of the Executive's acts or failures to act shall be considered "willful" unless the Executive acts, or fails to act, in bad faith or without reasonable belief that the action or failure to act was in the best interests of the Company. The Executive's actions, or failures to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the best interests of the Company.

Except for a failure, breach, or refusal which, by its nature, cannot reasonably be expected to be cured, the Executive shall have 10 business days from the delivery of written notice by the Company within which to cure any acts constituting Cause.

(c) For purposes of this Agreement, "**Good Reason**" shall mean the occurrence of any material breach by the Company of any material provision of this Agreement during the Employment Term without the Executive's prior written consent. To terminate his employment for Good Reason, the Executive must provide written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within 30 days of the initial existence of such grounds and the Company must have at least 10 days from the date on which such written notice is provided (the "**Cure Deadline**") to cure such circumstances. If the Company fails to cure such circumstances and the Executive does not deliver to the Company a Notice of Termination (as defined below) of employment for Good Reason within 30 days after the Cure Deadline, then the Executive will be deemed to have waived his right to terminate for Good Reason with respect to such grounds.

5.2 Termination Without Cause or for Good Reason. The Employment Term and the Executive's employment hereunder may be terminated by the Executive for Good Reason or by the Company without Cause (including by giving notice of the Company's intention not to renew the Agreement in accordance with Section 1). In the event of such termination, the Executive shall be entitled to receive the Accrued Amounts and, subject to the Executive's compliance with Section 6 of this Agreement and the agreements referenced therein and his execution and delivery of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the "**Release**") and such Release becoming effective by the 45th day following the Executive's Termination Date (such 45-day period, the "**Release Effectiveness Period**"), the Executive shall be entitled to receive continued payment of the Executive's Base Salary (as in effect on the Termination Date) for the six (6) month period immediately following the Termination Date, payable in accordance with the Company's normal payroll practices, but no less frequently than monthly; provided that, if the Release Effectiveness Period begins in one taxable year and ends in another taxable year, payments shall not begin until the beginning of the second taxable year; provided further that, the first installment payment shall include all amounts that would otherwise have been paid to the Executive during the period

beginning on the Termination Date and ending on the first payment date if no delay had been imposed. The treatment of any outstanding equity awards shall be determined in accordance with the terms of the Plan, as amended, and the applicable award agreements.

5.3 Death or Disability.

(a) The Executive's employment hereunder shall terminate automatically upon the Executive's death during the Employment Term, and the Company may terminate the Executive's employment on account of the Executive's Disability.

(b) If the Executive's employment is terminated during the Employment Term on account of the Executive's death or Disability, the Executive (or the Executive's estate and/or beneficiaries, as the case may be) shall be entitled to the Accrued Amounts. Notwithstanding any other provision contained herein, all payments made in connection with the Executive's Disability shall be provided in a manner which is consistent with federal and state law.

(c) For purposes of this Agreement, "**Disability**" shall mean the Executive's inability, due to physical or mental incapacity, to perform the essential functions of his job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Executive's Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. The determination of Disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

5.4 Notice of Termination. Any termination of the Executive's employment hereunder by the Company or by the Executive during the Employment Term (other than termination pursuant to Section 5.3(a) on account of the Executive's death) shall be communicated by written notice of termination ("**Notice of Termination**") to the other party hereto in accordance with Section 16. The Notice of Termination shall specify:

(a) the termination provision of this Agreement relied upon;

(b) to the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

(c) the applicable Termination Date, which shall be no less than 90 days following the date on which the Notice of Termination is delivered if the Company terminates the Executive's employment without Cause, or no less than 90 days following the date on which the Notice of Termination is delivered if the Executive terminates his employment with or without Good Reason; provided that, the Company shall have the option to provide the Executive with a lump sum payment in lieu of such notice.

5.5 Resignation of All Other Positions. Upon termination of the Executive's employment hereunder for any reason, the Executive shall be deemed to have resigned from all positions that the Executive holds as an officer or member of the Board (or a committee thereof) of the Company or any of its affiliates.

6. Confidential Information and Restrictive Covenants. As a condition of the Executive's employment with the Company, the Executive shall enter into and abide by the Company's Employee Confidentiality and Proprietary Rights Agreement.

7. Arbitration. Any dispute, controversy, or claim arising out of or related to the Executive's employment by the Company, or termination of employment, including but not limited to claims arising under or related to this Agreement or any breach of this Agreement, and any alleged violation of federal, state, or local statute, regulation, common law, or public policy, shall be submitted to and decided by binding arbitration. Arbitration shall be administered exclusively by the American Arbitration Association and shall be conducted in New York, New York consistent with the rules of the American Arbitration Association in effect at the time the arbitration is commenced, except as modified by this Agreement. The Parties waive all rights to have their disputes heard or decided by a jury or in a court trial and the right to pursue any class or collective action or representative claims against each other in court, arbitration, or any other proceeding. Any arbitral award determination shall be final and binding upon the parties.

8. Governing Law, Jurisdiction, and Venue. This Agreement, for all purposes, shall be construed in accordance with the laws of New York without regard to conflicts of law principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought only in a state or federal court located in the state of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of such courts and waive the defense of inconvenient forum to the maintenance of any such action or proceeding in such venue.

9. Entire Agreement. Unless specifically provided herein, this Agreement, together with the Employee Confidentiality and Proprietary Rights Agreement and the grant agreements for the option grants referenced in Section 4.3, contains all of the understandings and representations between the Executive and the Company pertaining to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

10. Modification and Waiver. No provision of this Agreement may be amended or modified unless such amendment or modification is agreed to in writing and signed by the Executive and by a duly authorized representative of the Company. No waiver by either of the parties of any breach by the other party hereto of any condition or provision of this Agreement to be performed by the other party hereto shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time.

11. Severability. Should any provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

12. Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

13. Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

14. Section 409A.

14.1 General Compliance. This Agreement is intended to comply with Section 409A or an exemption thereunder and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any nonqualified deferred compensation payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of employment shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

14.2 Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with his termination of employment is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and the Executive is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date or, if earlier, on the Executive's death (the "**Specified Employee Payment Date**"). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

14.3 Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

DocuSign Envelope ID: 8170A755-8AB7-47CD-A23D-F3487752B8DF

(b) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(c) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

15. Successors and Assigns. This Agreement is personal to the Executive and shall not be assigned by the Executive. Any purported assignment by the Executive shall be null and void from the initial date of the purported assignment. The Company may assign this Agreement to any successor or assign (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business or assets of the Company. This Agreement shall inure to the benefit of the Company and permitted successors and assigns.

16. Notice. Notices and all other communications provided for in this Agreement shall be given in writing by personal delivery, electronic delivery, or by registered mail to the parties at the addresses set forth below (or such other addresses as specified by the parties by like notice):

If to the Company:

Freighthub, Inc.
c/o RPCK Rastegar Panchal
60 E. 42nd Street, Suite 2410
New York, NY 10165
Attn: Chintan Panchal
Email: chintan.panchal@rpck.com

If to the Executive:

Paul Freudenthaler
28411 Woodsons Lake Dr., Spring, TX 77386
Email: pdfreud1@aol.com

17. Representations of the Executive. The Executive represents and warrants to the Company that:

The Executive's acceptance of employment with the Company and the performance of his duties hereunder will not conflict with or result in a violation of, a breach of, or a default under any contract, agreement, or understanding to which he is a party or is otherwise bound.

The Executive's acceptance of employment with the Company and the performance of his duties hereunder will not violate any non-solicitation, non-competition, or other similar covenant or agreement of a prior employer or third-party.

18. Withholding. The Company shall have the right to withhold from any amount payable hereunder any Federal, state, and local taxes in order for the Company to satisfy any withholding tax obligation it may have under any applicable law or regulation.

19. Survival. Upon the expiration or other termination of this Agreement, the respective rights and obligations of the parties hereto shall survive such expiration or other termination to the extent necessary to carry out the intentions of the parties under this Agreement.

20. Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT HE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF HIS CHOICE BEFORE SIGNING THIS AGREEMENT.

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DocuSign Envelope ID: 8170A755-8AB7-47CD-A23D-F3487752B8DF

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

FREIGHTHUB, INC.

By__________________________________

Name: Javier Selgas

Title: CEO

EXECUTIVE

DocuSigned by:

Signature: Paul Freudenthaler

F19D6BF2DCCE4F6...

Print Name: Paul Freudenthaler

DocuSign Envelope ID: 04125746-A1C9-4CDC-BC58-AC3455BC4A6E

EXECUTIVE SERVICES AGREEMENT

This Executive Services Agreement (the "**Agreement**") is made and entered into as of September 23, 2020 by and between Mike Flinker, a natural person (the "**Executive**"), and FreightHub, Inc., a Delaware corporation (the "**Company**"). The Executive and the Company shall each be referred to as a "**Party**" and together as the "**Parties**."

RECITALS

WHEREAS, the Company desires to retain the services of Executive as an independent contractor, and Executive desires to provide such services to the Company, each subject to the terms and conditions herein.

NOW THEREFORE, in consideration of the above recitals and the mutual promises and benefits contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. APPOINTMENT/ACCEPTANCE

The Company hereby retains the Executive, and the Executive agrees, on the terms and conditions herein, to provide the Services to the Company as an independent contractor.

2. POSITION AND DUTIES

2.1 Position and Duties. The Executive will serve as President of the Company, reporting to the Chief Executive Officer (the "**CEO**"). The Executive agrees to:

(a) perform such duties and responsibilities as are customary for such position, as may be designated or modified by the CEO from time to time, and such other responsibilities as the CEO shall assign from time to time (the "**Services**");

(b) regularly meet and confer with the management of the Company to discuss the status of the Services;

(c) perform the Services in a reasonable, competent, professional and workmanlike manner; and

(d) communicate with the Company on a regular basis regarding performance of the Services.

2.2 Exclusive Services. During the Term, the Executive shall devote substantially all of his business time and attention to the performance of the Executive's duties hereunder and will not engage in any other business, profession, or occupation for compensation or otherwise which would conflict or interfere with the performance of such services, either directly or indirectly, without the prior written consent of the Company.

2.3 Outside Activities. During the Executive's Term, the Executive may engage in civic and not-for-profit activities so long as such activities do not (a) interfere with the performance of Executive's duties hereunder; (b) present a conflict of interest or the appearance of a conflict of

interest with the Company or its affiliates; or (c) impugn, harm or cast in a negative light the reputation or activities of the Company or its affiliates. Activities subject to the limitations of the foregoing sentence may only be undertaken by the Executive upon the prior written consent of the Company after full disclosure by the Executive to the Company of any relevant facts and circumstances. Any consent granted to Executive by the Company in connection with the foregoing sentence may be withdrawn if the Company determines, in its sole discretion, that such activities compromise or threaten to compromise the business interests of the Company or its affiliates, or conflict with Executive's duties to the Company.

3. TERM

Subject first to Section 12 (**Termination**), the Executive's initial term shall be from the period beginning on September 23, 2020 (the "**Effective Date**") through October 13, 2021 (the "**Initial Term**"). Thereafter, the Agreement shall be automatically extended, upon the same terms and conditions, for successive periods of one year, unless either party provides written notice of its intention not to extend the term at least ninety (90) days prior to the end of the Initial Term or one-year extension thereof. The period(s) during which the Executive is engaged by the Company is referred to as the "**Term**."

4. COMPENSATION

4.1 Fee. Executive shall receive an annual fee of USD$220,000 (the "**Fee**"), paid in monthly installments on the first day of each month, in accordance with the Company's customary payroll practices. The Company shall be responsible for any wire transfer fees incurred in connection with the monthly Fee payments to Executive.

4.2 Discretionary Bonus.

(a) For each fiscal year of the Term, the Executive shall be eligible to receive a discretionary bonus based on performance (the "**Discretionary Bonus**"). However, the decision to provide any Discretionary Bonus and the amount and terms of any Discretionary Bonus shall be in the sole and absolute discretion of the Company's Board of Directors (the "**Board**").

(b) The Discretionary Bonus, if any, will be paid within two and a half (2 ½) months after the end of the applicable fiscal year.

(c) The Discretionary Bonus will be subject to the terms of the Company bonus plan under which it is granted. In order to be eligible to receive a Discretionary Bonus, the Executive must be engaged by the Company on the date that Discretionary Bonuses are paid.

4.3 Equity Awards. In consideration of the Executive entering into this Agreement and as an inducement to join the Company, as soon as practicable following the Effective Date, and provided first the Executive enters into an award agreement and any ancillary agreements thereto with the Company (together the "**Award Agreements**"), pursuant to the Freighthub, Inc. 2018 Stock Incentive Plan (as amended from time to time, the "**Plan**"), the Company will grant the Executive an option to purchase 231,099 shares of the Company's common stock representing one and a half percent (1.5%) of the fully-diluted share ownership of the Company as of September 21, 2020 ("**Option Grant**"). The vesting commencement date for the Option Grant shall be the Effective Date ("**VCD**"). The Option Grant will vest as follows: 25% of the Option

DocuSign Envelope ID: 04125746-A1C9-4CDC-BC58-AC3455BC4A6E

Grant will vest on the one-year anniversary of the VCD; the remaining 75% of the Option Grant will vest thereafter at a rate of 1/36th per month on the same day of the month as the VCD. The Option Grant will have an exercise price equal to the Applicable Per Share Merger Consideration for Company Common Stock as specified in the Merger Agreement by and among Hudson Capital Inc., Hudson Capital Merger Sub I Inc., Hudson Capital Merger Sub II Inc., the Company and ATW Master Fund II, L.P., as it may be amended from time to time. All other terms and conditions of the Option Grant shall be governed by the terms and conditions of the Plan and the Award Agreements.

4.4 Vacation; Paid Time Off. During the Term, the Executive shall be entitled to twenty (20) vacation days per calendar year (prorated for partial years) in accordance with the Company's vacation policies, as in effect from time to time. The Executive shall receive other paid time off in accordance with the Company's policies for executive officers as such policies may exist from time to time and as required by applicable law.

4.5 Business Expenses. Subject to and in accordance with the Company's expense reimbursement policies and procedures, (a) the Executive shall be entitled to reimbursement for all reasonable and necessary out-of-pocket business expenses (including cell phone expenses), incurred by the Executive in connection with the performance of the Executive's duties hereunder, and (b) such reimbursement shall be paid to Executive by the 15th day of the month following the month in which the expense was incurred.

4.6 Benefits Stipend. The Executive shall be entitled to a regularly paid stipend sufficient to cover costs and expenses properly incurred by Executive under any medical, dental, life insurance, disability or retirement plans, enrollments or coverages selected and purchased by Executive during the Term, provided first that: (a) the costs and expenses reasonably expected under any such plans, enrollments or coverages are in each case approved by the Company in writing; (b) the costs and expenses of any such plans, enrollments or coverages are less than or comparable to those that may be offered by the Company to its employees or other beneficiaries under its benefits plans; (c) such plans, enrollments or coverages are properly related to Executive's performance of the Services hereunder; (d) Executive shall furnish documentation of Executive's plans, coverages and enrollments, and costs and expenses incurred thereunder, upon the Company's request from time to time; and (e) any such payments shall be conditional upon compliance with the Company's expense reimbursement policies and procedures and other applicable policies concerning taxes and benefits that may be in effect from time to time. For the avoidance of doubt, the selection and purchase of any plans, coverages or enrollments by Executive under this provision shall be the sole responsibility of Executive. The timing and amounts of payments made under this provision shall be as mutually agreed by the Company and Executive.

4.7 Indemnification; Insurance. The Company shall indemnify and hold the Executive harmless to the extent applicable to other similarly situated officers of the Company for acts and omissions in the Executive's capacity as an officer of the Company. Executive shall be made and remain a covered person under any director and officer insurance policies or renewals purchased or maintained by the Company covering acts or omissions occurring during the Term, provided that the Company's purchase or maintenance of any such policies or renewals, as well as the terms and coverages thereof, shall be determined solely by the Company.

4.8 Clawback Provisions. Any amounts payable under this Agreement are subject to any policy (whether in existence as of the Effective Date or later adopted) established by the Company providing for clawback or recovery of amounts that were paid to the Executive. The

Company will make any determination for clawback or recovery in its sole discretion and in accordance with any applicable law or regulation.

5. TAXES, BENEFITS AND WITHHOLDINGS

5.1 Taxes. The Parties shall be responsible for all their respective obligations, reports, and timely notifications relating to taxes and tax reporting. The Executive agrees to hold the Company harmless against, and to indemnify the Company for, any and all claims by the Internal Revenue Service, or any other taxing authority or other governmental agency, whether federal, state or local, which may be made against the Company for any tax liability which is the responsibility of the Executive arising out of or relating to the payments under this Agreement, and the Executive agrees to reimburse the Company for any resulting payments, penalties and interest to the Internal Revenue Service, or any other taxing authority or other governmental agency, that the Company must make in respect to such claim on behalf of the Executive.

5.2 Benefits. The Executive shall not be eligible under this Agreement to participate in any group medical or life insurance, disability or retirement benefits or any other fringe benefits or benefit plans offered by the Company to its employees. The Executive shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind.

5.3 Withholdings. The Company will not be responsible for withholding or paying any income, payroll, Social Security or other federal, state or local taxes, making any insurance contributions, including unemployment or disability, or obtaining worker's compensation insurance on the Executive's behalf.

6. NATURE OF ENGAGEMENT

The Executive shall perform the Services hereunder solely as an independent contractor. Nothing in this Agreement shall be construed as creating an employer-employee, joint venture, partnership, franchise or similar relationship between the Parties.

7. REPRESENTATIONS AND WARRANTIES

7.1 The Executive represents and warrants to the Company:

(a) this Agreement is a legal, valid, and binding obligation of the Executive, enforceable against Executive in accordance with its terms;

(b) the execution, delivery and performance of this Agreement by the Executive does not and shall not conflict with, breach, violate or cause a default under any contract, agreement, covenant, instrument, order, judgment or decree to which Executive is a party or by which Executive is bound; and

(c) the Executive has consulted with independent legal counsel regarding Executive's rights and obligations under this Agreement and that Executive fully understands the terms and conditions contained herein.

7.2 The Company represents and warrants to the Executive:

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(a) it has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; and

(b) this Agreement is a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms.

8. COVENANTS

8.1 The Executive covenants to the Company as follows:

(a) the Executive shall perform the Services in compliance with all applicable federal, state and local laws and regulations and will abide by Company's internal and compliance policies as notified to Executive by Company from time to time;

(b) The Executive's acceptance of this agreement and performance of Services hereunder will not conflict with or result in a breach, violation or default of or under any agreement, obligation or understanding to which he is a party or is otherwise bound, including but not limited to any non-solicitation, non-competition or other similar restrictive covenant or agreement of a prior employer or third party.

(c) the Executive shall not violate, infringe or misappropriate any third-party intellectual property, publicity or privacy rights in connection with the performance of the Services, and any information or materials provided to the Company shall not violate, infringe or misappropriate any third-party intellectual property, publicity or privacy rights.

(d) the Executive agrees: (i) to adhere to applicable anti-bribery and anti-corruption laws, including the U.S. Foreign Corrupt Practices Act of 1977 and any successor legislation of the foregoing, (ii) to follow best practices in the field of anti-bribery compliance, (iii) not to offer, promise, authorize the payment of, or pay or provide anything of value to any employee, agent, or representative of another entity to induce or reward the improper performance of any function or any business-related activity, and (iv) to forbid the offer, making or authorization of any facilitation payment;

(e) the Executive will furnish to the Company on a timely basis all such personal or other information as may be reasonably requested by the Company from time to time, and provide all necessary assistance to facilitate any applications, submissions, notifications and any other actions required to be made or taken by the Company in order to comply with applicable laws and regulations;

(f) the Executive shall perform the Services in a professional and workmanlike manner in accordance with best industry standards for similar services and the Executive shall devote sufficient time and resources to ensure that the Services are performed in a timely and reliable manner;

9. CONFIDENTIAL INFORMATION AND PROPRIETARY RIGHTS

As a condition of the effectiveness of this Agreement, Executive shall enter into and abide by the

Company's confidentiality and proprietary rights agreement (the "**Confidentiality Agreement**") as well as such amendments or successor agreements thereto as may be reasonably requested by the Company from time to time. The Confidentiality Agreement, or any amendment or successor agreement thereto, shall form a material part of this Agreement and a breach of the Confidentiality Agreement by Executive shall constitute a breach of this Agreement.

10. ACKNOWLEDGEMENTS

The Executive acknowledges and agrees that (a) the Services are of a special and unique character and may not be delegated or assigned hereunder; (b) Executive has no expectation of any additional compensation, royalties or other payments of any kind not explicitly referenced herein; (c) Executive will not be subject to any undue hardship by reason of its full compliance with the terms and conditions of this Agreement or the Company's enforcement thereof; (d) the Executive has fully read, understands and voluntarily enters into this Agreement; and (e) the Executive has had an opportunity to ask questions and consult with an attorney of his choice before signing this Agreement.

11. REMEDIES

The Executive hereby acknowledges and agrees that it may be impossible to measure the damages that would result to the Company from Executive's breach of this Agreement. Accordingly, in the event of a breach or threatened breach by the Executive of this Agreement, the Executive hereby agrees that the Company shall be entitled to seek, in addition to other available remedies, a temporary or permanent injunction or other equitable relief against such breach or threatened breach from any court of competent jurisdiction, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The aforementioned equitable relief shall be in addition to, not in lieu of, legal remedies, monetary damages or other available forms of relief.

12. TERMINATION

12.1 The Term and the Executive's engagement hereunder may be terminated by either the Company or the Executive at any time and for any reason or for no particular reason; provided that, unless otherwise provided herein, either Party shall be required to give the other Party at least ninety (90) days advance written notice of any termination of the Executive's engagement. Upon termination of the Executive's engagement, the Executive shall be entitled to the compensation described in this Section 12 and shall have no further rights to any other compensation from the Company or any of its affiliates.

12.2 Termination for Cause, or Without Good Reason.

(a) The Executive's engagement hereunder may be terminated by the Executive without Good Reason (including by giving notice of Executive's intention not to renew the Agreement in accordance with Section 3) or by the Company for Cause, and the Executive shall be entitled to receive:

(i) any accrued but unpaid Fee which shall be paid on the pay date immediately following the date of the Executive's termination ("**Termination Date**") in accordance with the Company's customary payroll procedures;

(ii) reimbursement for unreimbursed business expenses properly incurred by the Executive, which shall be subject to and paid in accordance with the Company's expense reimbursement policy; and

(iii) Such equity compensation, if any, to which the Executive may explicitly be entitled under the Plan and applicable award agreements as of the Termination Date; provided that, in no event shall the Executive be entitled to any payments in the nature of severance or termination payments except as specifically provided herein.

Items 12.2(a)(i) through 12.2(a)(iii) are referred to herein collectively as the "**Accrued Amounts**."

(b) "**Cause**" shall mean:

(i) the Executive's failure to perform his duties (other than any such failure resulting from incapacity due to physical or mental illness);

(ii) the Executive's failure to comply with any valid and legal directive of the CEO or the Board of Directors;

(iii) the Executive's willful engagement in dishonesty, illegal conduct, or gross misconduct, which is, in each case, materially injurious to the Company or its affiliates;

(iv) the Executive's embezzlement, misappropriation, or fraud, whether or not related to the Executive's engagement with the Company;

(v) the Executive's conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state or provincial law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;

(vi) the Executive's material violation of the Company's written policies or codes of conduct, including written policies related to discrimination, harassment, performance of illegal or unethical activities, and ethical misconduct;

(vii) the Executive's material breach of any material obligation under this Agreement or any other written agreement between the Executive and the Company; or

(viii) the Executive's engagement in conduct that brings or is reasonably likely to bring the Company negative publicity or into public disgrace, embarrassment, or disrepute.

For purposes of this provision, none of the Executive's acts or failures to act shall be considered "willful" unless the Executive acts, or fails to act, in bad faith or without reasonable belief that the action or failure to act was in the best interests of the Company. The Executive's actions, or failures to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the advice of

counsel for the Company shall be conclusively presumed to be in good faith and in the best interests of the Company.

Except for a failure, breach, or refusal which, by its nature, cannot reasonably be expected to be cured, the Executive shall have ten (10) business days from the delivery of written notice by the Company within which to cure any acts constituting Cause.

(c) "**Good Reason**" shall mean the occurrence of any material breach by the Company of any material provision of this Agreement during the Term without the Executive's prior written consent. To terminate his engagement for Good Reason, the Executive must provide written notice to the Company of the existence of the circumstances providing grounds for termination for Good Reason within thirty (30) days of the initial existence of such grounds and the Company must have at least ten (10) days from the date on which such written notice is provided (the "**Cure Deadline**") to cure such circumstances. If the Company fails to cure such circumstances and the Executive does not deliver to the Company a Notice of Termination (as defined below) for Good Reason within thirty (30) days after the Cure Deadline, then the Executive will be deemed to have waived his right to terminate for Good Reason with respect to such grounds.

12.3 Termination Without Cause or for Good Reason. The Term and the Executive's engagement hereunder may be terminated by the Executive for Good Reason or by the Company without Cause (including by giving notice of the Company's intention not to renew the Agreement in accordance with Section 3). In the event of such termination, the Executive shall be entitled to receive the Accrued Amounts and, subject to the Executive's compliance with Section 9 of this Agreement and the agreements referenced therein and his execution and delivery of a release of claims in favor of the Company, its affiliates and their respective officers and directors in a form provided by the Company (the "**Release**") and such Release becoming effective by the forty-fifth (45th) day following the Executive's Termination Date (such 45-day period, the "**Release Effectiveness Period**"), the Executive shall be entitled to receive continued payment of the Executive's Fee (as in effect on the Termination Date) for the three (3) month period immediately following the Termination Date, payable in accordance with the Company's normal payroll practices, but no less frequently than monthly; provided that, if the Release Effectiveness Period begins in one taxable year and ends in another taxable year, payments shall not begin until the beginning of the second taxable year; provided further that, the first installment payment shall include all amounts that would otherwise have been paid to the Executive during the period beginning on the Termination Date and ending on the first payment date if no delay had been imposed. The treatment of any outstanding equity awards shall be determined in accordance with the terms of the Plan, as amended, and the applicable award agreements.

12.4 Death or Disability.

(a) The Executive's engagement hereunder shall terminate automatically upon the Executive's death during the Term, and the Company may terminate the Executive's engagement on account of the Executive's Disability.

(b) If the Executive's engagement is terminated during the Employment Term on account of the Executive's death or Disability, the Executive (or the Executive's estate and/or beneficiaries, as the case may be) shall be entitled to the Accrued

Amounts. Notwithstanding any other provision contained herein, all payments made in connection with the Executive's Disability shall be provided in a manner which is consistent with federal and state law.

(c) "**Disability**" shall mean the Executive's inability, due to physical or mental incapacity, to perform the essential functions of his job, with or without reasonable accommodation, for one hundred eighty (180) days out of any three hundred sixty-five (365) day period or one hundred twenty (120) consecutive days. Any question as to the existence of the Executive's Disability as to which the Executive and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Executive and the Company. The determination of Disability made in writing to the Company and the Executive shall be final and conclusive for all purposes of this Agreement.

12.5 Notice of Termination. Any termination of the Executive hereunder by the Company or by the Executive (other than termination pursuant to Section 12.4 on account of the Executive's death) shall be communicated by written notice of termination ("**Notice of Termination**") to the other Party hereto in accordance with Section 18 (**Notice**). The Notice of Termination shall specify:

(a) the termination provision of this Agreement relied upon;

(b) to the extent applicable, the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated; and

(c) the applicable Termination Date, which shall be no less than ninety (90) days following the date on which the Notice of Termination is delivered if the Company terminates the Executive's employment without Cause, or no less than ninety (90) days following the date on which the Notice of Termination is delivered if the Executive terminates his employment with or without Good Reason; provided that, the Company shall have the option to provide the Executive with a lump sum payment in lieu of such notice.

12.6 Termination of All Other Positions. Upon termination of the Executive hereunder for any reason, the Executive shall automatically be deemed terminated from all positions that the Executive holds with the Company or any of its affiliates.

13. MODIFICATION

No amendment, change, or modification of this Agreement shall be valid unless in writing and signed by both Parties. A provision of this Agreement may be waived only by a written instrument signed by the party against whom or which enforcement of such waiver is sought.

14. ASSIGNMENT

The Executive acknowledges and agrees that the Services performed by Executive hereunder are of a unique and special character that cannot be delegated or assigned. The Executive therefore agrees he shall not assign any rights, or delegate or subcontract any obligations, under this Agreement. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time.

15. SUCCESSORS AND ASSIGNS

All references in this Agreement to the Parties shall be deemed to include, as applicable, a reference to their respective successors and assigns. The provisions of this Agreement shall be binding on and shall inure to the benefit of the successors and assigns of the Parties.

16. FORCE MAJEURE

A Party shall be not be considered in breach of or in default under this Agreement on account of, and shall not be liable to the other Party for, any delay or failure to perform its obligations hereunder by reason of fire, earthquake, flood, explosion, strike, riot, war, terrorism, government-mandated restrictions or other unforeseeable consequences resulting from a pandemic, or other similar event beyond that Party's reasonable control (each a "**Force Majeure Event**"); provided, however, if a Force Majeure Event occurs, the affected Party shall, as soon as practicable: (a) notify the other Party of the Force Majeure Event and its impact on performance under this Agreement; and (b) use reasonable efforts to resolve any issues resulting from the Force Majeure Event and perform its obligations hereunder.

17. NO IMPLIED WAIVER

The failure of either Party to insist on strict performance of any covenant or obligation under this Agreement, regardless of the length of time for which such failure continues, shall not be deemed a waiver of such Party's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation.

18. NOTICE

Any notice or other communication provided for herein or given hereunder to a Party hereto shall be in writing and shall be given in person, by overnight courier, by mail (registered or certified mail, postage prepaid, return-receipt requested) or by email to the respective Parties at their respective addresses set forth under their signatures hereto.

19. GOVERNING LAW AND DISPUTE RESOLUTION

This Agreement shall be interpreted, construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles. If a dispute arises out of or relates to this Agreement or the Services under this Agreement, including any question regarding existence, validity or termination, and whether grounded in contract, tort or otherwise, such controversy or claim shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection. Any arbitration will be held in New York, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrator(s) has the right and power to award to the prevailing party in any dispute, controversy or claim arising under this Agreement, recovery of any or all costs of the arbitration, interest on any amount awarded, as well as attorneys' fees and expenses. Any decision and award rendered by the arbitrator(s) will be final and binding on the Parties.

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20. SECTION 409A

20.1 General Compliance. This Agreement is intended to comply with Section 409A of the United States Internal Revenue Code or an exemption thereunder and shall be construed and administered in accordance with such intent. Notwithstanding any other provision of this Agreement, payments provided under this Agreement may only be made upon an event and in a manner that complies with Section 409A or an applicable exemption. Any nonqualified deferred compensation payments under this Agreement that may be excluded from Section 409A either as separation pay due to an involuntary separation from service or as a short-term deferral shall be excluded from Section 409A to the maximum extent possible. For purposes of Section 409A, each installment payment provided under this Agreement shall be treated as a separate payment. Any payments to be made under this Agreement upon a termination of engagement shall only be made upon a "separation from service" under Section 409A. Notwithstanding the foregoing, the Company makes no representations that the payments and benefits provided under this Agreement comply with Section 409A, and in no event shall the Company be liable for all or any portion of any taxes, penalties, interest, or other expenses that may be incurred by the Executive on account of non-compliance with Section 409A.

20.2 Specified Employees. Notwithstanding any other provision of this Agreement, if any payment or benefit provided to the Executive in connection with his separation from service is determined to constitute "nonqualified deferred compensation" within the meaning of Section 409A and the Executive is determined to be a "specified employee" as defined in Section 409A(a)(2)(b)(i), then such payment or benefit shall not be paid until the first payroll date to occur following the six-month anniversary of the Termination Date or, if earlier, on the Executive's death (the "**Specified Employee Payment Date**"). The aggregate of any payments that would otherwise have been paid before the Specified Employee Payment Date shall be paid to the Executive in a lump sum on the Specified Employee Payment Date and thereafter, any remaining payments shall be paid without delay in accordance with their original schedule.

20.3 Reimbursements. To the extent required by Section 409A, each reimbursement or in-kind benefit provided under this Agreement shall be provided in accordance with the following:

(a) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during each calendar year cannot affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year;

(b) any reimbursement of an eligible expense shall be paid to the Executive on or before the last day of the calendar year following the calendar year in which the expense was incurred; and

(c) any right to reimbursements or in-kind benefits under this Agreement shall not be subject to liquidation or exchange for another benefit.

21. SURVIVAL

The provisions of **Section 7** (*Representations and Warranties*), **Section 8** (*Covenants*), **Section 9** (*Confidential Information and Proprietary Rights*), **Section 10** (*Acknowledgments*), **Section 11** (*Remedies*), and **Section 19** (*Governing Law and Dispute Resolution*) shall survive the termination of this Agreement indefinitely.

22. COUNTERPARTS/ELECTRONIC SIGNATURES

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument. For purposes of this Agreement, use of a facsimile, e-mail, or other electronic medium shall have the same force and effect as an original signature.

23. SEVERABILITY.

23.1 Should any provision of this Agreement be held by a court or tribunal of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

23.2 The Parties further agree that any such court or tribunal is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement or by making such other modifications as it deems warranted to carry out the intent and agreement of the Parties as embodied herein to the maximum extent permitted by law.

23.3 The Parties expressly agree that this Agreement as so modified by the court or tribunal shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had not been set forth herein.

24. ENTIRE AGREEMENT

This Agreement (including the Confidentiality Agreement and any Award Agreements) constitutes the final, complete, and exclusive statement of the agreement of the Parties with respect to the subject matter hereof and supersedes any and all other prior and contemporaneous agreements and understandings, both written and oral, between the Parties.

25. THIRD PARTIES

Nothing in this Agreement shall create any obligation between either Party and any third party. Unless otherwise expressly provided herein, the provisions of this Agreement are for the sole benefit of the Parties hereto (and their successors and permitted assigns) and shall not be construed to create any third-party beneficiary rights in any other person.

26. HEADINGS

Headings used in this Agreement are provided for convenience only and shall not be used to construe meaning or intent.

[SIGNATURES FOLLOW ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.

THE COMPANY:

FREIGHTHUB, INC.

DocuSigned by:
Javi Selgas
By: C6C28A57828C488...
Name: Javi Selgas
Title: Chief Executive Officer

Address for Notices:

c/o RPCK Rastegar Panchal LLP
60 East 42nd Street, Suite 2410
New York, New York 10165
Attention: Chintan Panchal, Esq.
Email: chintan.panchal@rpck.com

EXECUTIVE:

DocuSigned by:
474B8332061B4A0...
Mike Flinker

Address for Notices:
[Please insert mailing address
637 Murray Hill
Westmount,Quebec,Canada
H3Y2W8
Email: mflinker@flinksadmin.com